Exhibit 10.1
VOTING AND SUPPORT AGREEMENT
February 26, 2023
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, IL 60661
- and -
9485-4692 Québec Inc.
c/o LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, IL 60661
Dear Sirs/Madams:
Re:    Voting and Support Agreement
The undersigned understands that LKQ Corporation (the “Parent”) and 9485-4692 Québec Inc. (the “Purchaser” and, together with the Parent, the “Purchaser Parties”) wish to enter into an arrangement agreement (the “Arrangement Agreement”) dated as of the date hereof with Uni-Select Inc. (the “Company”) contemplating an arrangement of the Company under Chapter XVI – Division II of the Business Corporations Act (Québec) pursuant to which, among other things, the Purchaser shall acquire all of the issued and outstanding common shares (the “Shares”) in the capital of the Company (the “Transaction”), on the terms and subject to the conditions of the Arrangement Agreement.
All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Arrangement Agreement.
The undersigned hereby agrees, in his or her capacity as holder of securities of the Company and not in his or her capacity as a director or officer of the Company, from the date hereof until the earlier of (i) the Effective Time; (ii) the time at which the Arrangement Agreement is terminated in accordance with its terms; (iii) the Outside Date, as extended by the Parent or the Purchaser, to no later than February 26, 2024; and (iv) the date the Purchaser, without the consent of the undersigned, decreases the Consideration payable pursuant to the Transaction (it being understood that any decrease of the Consideration pursuant to section 2.6 of the Plan of Arrangement shall not constitute a decrease of Consideration for purposes of this letter agreement) (the “Expiry Time”):
(a)to vote or to cause to be voted the Shares and any other voting securities beneficially or legally owned by the undersigned as of the record date for the Company Meeting (the “Subject Securities”): (i) in favour of the Transaction, including the Arrangement Resolution, and any other matter necessary for the consummation of the Transaction and any proposal to adjourn or postpone the Company Meeting if such adjournment or postponement is proposed pursuant to and in compliance with the provisions of the Arrangement Agreement; and (ii) against any Acquisition Proposal and any other matter which could reasonably be expected to frustrate, interfere with, prevent or delay the completion of the Transaction or the other transactions contemplated by the Arrangement Agreement;
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(b)no later than ten (10) Business Days prior to the date of the Company Meeting, deliver or cause to be delivered to, or deposit or cause to be deposited with, the Company or the proximate intermediary, as applicable, in each case, with a copy to the Purchaser Parties as soon as reasonably practicable thereafter, a duly executed proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, directing the Subject Securities to be voted in favour of the Transaction, including the Arrangement Resolution and any other matter necessary for the consummation of the Transaction, and (if applicable) name, in such proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, those individuals as may be designated by the Company in the Company Circular for such purpose;
(c)not take, or permit any Person on its behalf to take, any action to withdraw, revoke, amend or invalidate any proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, delivered to or deposited with the Company or the proximate intermediary, as applicable, pursuant to paragraph (b) above, notwithstanding any statutory or other rights or otherwise;
(d)except as contemplated by the Arrangement Agreement or upon the settlement of awards or other equity incentive securities of the Company, not to, directly or indirectly, (i) option, offer, sell, assign, transfer, distribute, exchange, gift, dispose of, pledge, encumber, grant a security interest in, hypothecate, appoint or otherwise convey or dispose of (“Transfer”) any Subject Securities; (ii) enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Subject Securities, or any right or interest therein (legal or equitable), to any Person or group of Persons; or (iii) agree to do any of the foregoing;
(e)not (i) solicit proxies or become a participant in a solicitation of proxies in opposition to or in competition with the Transaction; (ii) requisition or join in any requisition of any meeting of Company Shareholders or other securityholders of the Company; or (iii) otherwise co-operate in any way with any effort or attempt by any other Person or group of Persons to do or seek to do any of the foregoing; and
(f)not exercise any rights of dissent provided under any applicable Law or otherwise, including any Dissent Rights, in connection with the Transaction or the transactions contemplated by the Arrangement Agreement.
Notwithstanding any provision of this letter agreement to the contrary, the Purchaser Parties hereby acknowledge and agree that the undersigned is executing this letter agreement and is bound hereunder solely in his or her capacity as a holder of securities of the Company. Without limiting the provisions of the Arrangement Agreement, nothing contained in this letter agreement shall limit or affect in any way any actions the undersigned may take in his or her capacity as a director or officer of the Company or limit or restrict in any way the exercise of his or her fiduciary duties in such capacity in accordance with the provisions of the Arrangement Agreement.
The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the undersigned in accordance with its terms, and the performance by the undersigned of its obligations hereunder will not constitute a violation or breach of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the undersigned will be a party and by which the undersigned will be bound at the time of such
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performance, and (b) he or she has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this letter agreement that he or she has either done so or waived his or her right to do so in connection with the entering into of this letter agreement, and that any failure on the undersigned’s part to seek independent legal advice shall not affect (and the undersigned shall not assert that it affects) the validity, enforceability or effect of this letter agreement or the Arrangement Agreement.
This letter agreement shall automatically terminate and be of no further force and effect upon the occurrence of the Expiry Time. If this letter agreement is terminated, the provisions of this letter agreement will become void and of no further force or effect without liability of any party to the other parties hereto; provided that, notwithstanding anything else contained herein, such termination shall not relieve any party hereto from liability for any material breach of this letter agreement by such party prior to such termination.
This letter agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties hereto shall be governed by, the laws of the Province of Québec and the federal laws of Canada applicable therein. Each of the parties hereto irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the courts of the Province of Québec over any action or proceeding arising out of or relating to this letter agreement, (b) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts, and (c) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.
Each of the undersigned and the Purchaser Parties hereby consents to the disclosure of the substance of this letter agreement in any press release, any document filed with the Court in connection with the Arrangement or transactions contemplated by the Arrangement Agreement or any filing pursuant to applicable securities laws, including the Circular.
This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument.
This letter agreement may only be amended, supplemented or otherwise modified by written agreement signed by the parties hereto. Each party hereto shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this letter agreement.
If the foregoing is in accordance with the understanding of the Purchaser Parties and is agreed to by the Purchaser Parties, please signify acceptance by the execution of the enclosed copies of this letter agreement where indicated below by an authorized signatory of each of the Purchaser Parties and return the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Purchaser Parties and the undersigned.
The parties expressly acknowledge that they have requested that this letter agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente lettre entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

[Remainder of page left intentionally blank. Signature page follows.]

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Yours very truly,

by
(Signature)

(Print Name)

(City and Province of Residence)

(Title)

Address:

Legal and Beneficial Ownership of Securities:

	Shares:	____________________________

	Options:	____________________________

	DSU Awards:	____________________________

	RSU Awards:	____________________________

	PSU Awards:	____________________________

D&O Voting and Support Agreement – Signature Page
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Accepted and agreed as of the date first written above.

LKQ CORPORATION
by
Name:
Title:

9485-4692 QUÉBEC INC.
by
Name:
Title:

D&O Voting and Support Agreement – Signature Page
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